MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of Madison Management, Inc., of our report dated December 15, 2008 on our audit of the financial statements of Madison Management, Inc. as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on March 2, 2001 through December 31, 2007. We also consent to the use, in the registration on Form S-1, of Madison Management, Inc., of our report dated December 17, 2008 on our review of the financial statements of Madison Management, Inc. as of September 30, 2008 and the related condensed statements of operations, stockholders’ equity and cash flows for the three-month and nine-month periods ended September 30, 2008 and 2007, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
December 18, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501